As filed with the Securities and Exchange Commission on April 29, 2005

Registration No. 333-46660

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HOME PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4147027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4501 West 47th Street
Chicago, Illinois	60632
(Address of Principal Executive Offices)	(Zip Code)

HOME PRODUCTS INTERNATIONAL, INC. F/K/A SELFIX, INC. 1994 STOCK OPTION PLAN
HOME PRODUCTS INTERNATIONAL, INC. 1999 PERFORMANCE INCENTIVE PLAN
HOME PRODUCTS INTERNATIONAL, INC. 1999 DIRECTORS RESTRICTED SOCK PLAN
and
HOME PRODUCTS INTERNATIONAL, INC. 1998 EXECUTIVE INCENTIVE PLAN
(Full title of the plans)

Douglas Ramsdale
Chief Executive Officer
Home Products International, Inc.
4501 West 47th Street
Chicago, Illinois 60632
(Name and address of agent for service)

(773) 890-1010
(Telephone number, including area code, of agent for service)

with copies to:

David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602

(312) 269-8000

DEREGISTRATION OF SECURITIES

     Home Products International, Inc. (the “Company”) registered under the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 26, 2000 (the “Registration Statement”): (i) 1,050,000 shares of common stock , par value $0.01 per share, of the Company (“Common Stock”) which were reserved for issuance pursuant to the Home Products International, Inc. F/K/A Selfix, Inc. 1994 Stock Option Plan, (ii) 1,000,000 shares of Common Stock which were reserved for issuance pursuant to the Home Products International, Inc. 1999 Performance Incentive Plan, (iii) 100,000 shares of Common Stock which were reserved for issuance pursuant to the Home Products International, Inc. 1999 Directors Restricted Stock Plan, and (iv) 150,000 shares of Common Stock which were reserved for issuance pursuant to the Home Products International, Inc. 1998 Executive Incentive Plan (collectively, the “Plans”).

     As a result of the Company’s delisting of its Common Stock from the NASDAQ National Market, the termination of the registration of the Common Stock pursuant to Rule 12g-4(a)(1)(i) of the Exchange Act of 1934 (the “Act”), and the suspension of the Company’s duty to file reports pursuant to Rule 12h-3(b)(1)(i) of the Act, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking in Item 9(a)(3) made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold under the Plans at the termination of the offering, the Company requests removal from registration of the shares registered under the Registration Statement.

     Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the number of shares of Common Stock under the Plans covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 29, 2005.

HOME PRODUCTS INTERNATIONAL, INC.
By:	/s/ Douglas Ramsdale
Douglas Ramsdale
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on April 29, 2005, by the following persons in the capacities indicated:

Signature	Title

/s/ Douglas Ramsdale	President and Chief Executive Officer
(Principal Executive Officer)
Douglas Ramsdale

/s/ James E. Winslow	Chief Financial Officer
(Principal Financial Officer)
James E. Winslow

/s/ Mark Suchinski	(Principal Accounting Officer)

Mark Suchinski

/s/ Joseph Gantz	Chairman of the Board

Joseph Gantz

/s/ James M Gould	Director

James M Gould

/s/ Ellen Havdala	Director

Ellen Havdala

/s/ Robert Lawrence Robert Lawrence	Director

/s/ Donald J. Liebentritt	Director

Donald J. Liebentritt

William C. Pate	Director

/s/ Douglas Ramsdale	Director

Douglas Ramsdale

/s/ Terry Savage	Director

Terry Savage

/s/ Mark Weber	Director

Mark Weber

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